EXHIBIT 2.1
THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT
     THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of September 30, 2005 (this “Amendment”), by and between MIDWEST BANC HOLDINGS, INC., a Delaware corporation (“Seller”), and WESTERN ILLINOIS BANCSHARES, INC., an Iowa corporation (“Purchaser”).
RECITALS
     A. Seller and Purchaser are parties to a certain Stock Purchase Agreement (the “Agreement”) dated as of May 31, 2005.
     B. Seller and Purchaser amended the Agreement as of July 13, 2005 and on August 18, 2005.
     C. Seller and Purchaser desire to amend the Agreement to allow the parties to investigate and determine whether to make an election under IRC Section 338(h)(10).
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Parties agree to amend the Agreement as follows:
AMENDMENT
     Section 1. Amendment. The Agreement is hereby amended as follows:
          (a) The following new section is added to the provisions of the agreement.
          9.07 Election pursuant to Section IRC Section 338 (h)(10). The Parties have not sufficiently investigated the effect of making an election under IRC Section 338(h)(10) (the “Election”) and desire to continue to investigate this possibility post closing. The Parties agree that the determination to make an Election will be made on or prior to December 31, 2005. Neither party to this Agreement has agreed to make the Election and any agreement to make the Election must be mutually acceptable to both Parties and evidenced by a duly executed amendment to the Agreement.
     Section 2. Continued Force and Effect. Except as expressly amended or modified hereby, each of the terms, provisions, covenants, representations and warranties contained in the Agreement shall remain in full force and effect.
     Section 3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original.
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[Signature pages follow on next page]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

WESTERN ILLINOIS BANCSHARES, INC.
By:	/s/ A. S. Hart, III
	Name:	A.S. Hart, III
	Title:	President

By:	/s/ Christopher Gavin
	Name:	Christopher Gavin
	Title:	Secretary

MIDWEST BANC HOLDINGS, INC.
By:	/s/ James J. Giancola
	Name:	James J. Giancola
	Title:	President and Chief Executive Officer